EXHIBIT 99.2

TOGETHER WE ARE UNSTOPPABLE

INVESTOR
FACTBOOK
Q2 2021

2

3	Highlights
4	Customer Metrics
7	Financial Metrics
13	Capital Structure
14	5G Network Leadership
16	Merger & Integration
17	Guidance
18	Contacts
19	Financial and Operational Tables

Unless otherwise noted, historical results for T-Mobile from the close of the merger (“Merger”) with Sprint Corporation (“Sprint”) on April 1, 2020 reflect the Merger transactions and are inclusive of the results and operations of Sprint, while historical results prior to April 1, 2020 do not reflect the Merger transactions and are inclusive of the results and operations of stand-alone T-Mobile only. As such, the year-over-year changes may not be meaningful as further detailed in this Investor Factbook.

3
T-Mobile Raises 2021 Guidance Across the Board Again
and Delivers Record Financial Results in Q2
Industry-Leading Growth in Service Revenues, Profitability and Cash Flow

Consistent and Profitable Customer Growth
•Postpaid net additions of 1.3 million, best in industry and raising 2021 guidance
•Postpaid phone net additions of 627 thousand, 2.5x more than last year
•Postpaid account net additions of 349 thousand, best in industry and record-high
Record Financial Results Drive 2021 Guidance Raise for Second Consecutive Quarter
•Total revenues of $20.0 billion grew 13% year-over-year
•Service revenues of $14.5 billion grew 10% year-over-year, best growth in industry
•Net income of $978 million, 8x more than last year, diluted earnings per share (“EPS”) of $0.78, and Adjusted EBITDA(1) of $6.9 billion
•Core Adjusted EBITDA(1) of $6.0 billion grew 7% year-over-year, best growth in industry and raising 2021 guidance
•Net cash provided by operating activities of $3.8 billion increased $3.0 billion year-over-year, raising 2021 guidance
•Free Cash Flow excluding gross payments for the settlement of interest rate swaps(1) of $1.7 billion, grew 16% year-over-year, best growth in industry and raising 2021 guidance
America’s Largest, Fastest and Most Reliable 5G Network Further Extends its Lead
•Extended Range 5G covers 305 million people and 1.7 million square miles — more geographic coverage than Verizon and AT&T combined
•Ultra Capacity 5G covers 165 million people with average speeds of 350 Mbps, on track to cover 200 million people nationwide by end of year
•Seven independent third-party network benchmarking reports highlighted T-Mobile’s 5G leadership in 2021
Network Integration Progress Fuels Higher Merger Synergies
•Approximately 80% of Sprint customer traffic is now carried on the T-Mobile network
•One-third of Sprint customers have been moved to the T-Mobile network
•Raising 2021 merger synergies guidance for the second quarter in a row

“Stellar postpaid customer gains and industry-leading service revenue growth translated into industry-best growth in profitability and cash flow, and drove another beat and raise quarter – all fueled by unprecedented synergies that only T-Mobile can deliver. As we capitalize on our 5G leadership, it’s increasingly clear that our unmatched network, outstanding value and customer-centric experiences are setting the Un-carrier apart from everyone else.”

Mike Sievert, CEO

(1)Adjusted EBITDA, Core Adjusted EBITDA and Free Cash Flow, excluding gross payments for the settlement of interest rate swaps, are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income as the difference between either of the two measures and Net Income is variable.

4
Total Postpaid Net Additions
(in thousands)

Postpaid phone net customer additions were 627 thousand in Q2 2021, compared to 773 thousand in Q1 2021 and 253 thousand in Q2 2020.
▪Sequentially, the decrease was primarily due to lower gross additions, driven by a continued disciplined approach to profitable growth and focus on account growth, partially offset by lower churn.
▪Year-over-year, the increase was primarily due to increased retail store traffic due to closures arising from the COVID-19 pandemic (the “Pandemic”) in the prior period, as well as increased growth from T-Mobile for Business, partially offset by higher churn.
Postpaid other net customer additions were 649 thousand in Q2 2021, compared to 437 thousand in Q1 2021 and 859 thousand in Q2 2020.
▪Sequentially, the increase was primarily due to higher gross additions, along with lower churn.
▪Year-over-year, the decrease was primarily due to elevated gross additions in the prior period related to the public and educational sector resulting from the Pandemic.
Total postpaid net customer additions were 1.3 million in Q2 2021, compared to 1.2 million in Q1 2021 and 1.1 million in Q2 2020.
The postpaid upgrade rate was approximately 4.7% in Q2 2021, compared to 4.8% in Q1 2021 and 4.5% in Q2 2020.

Postpaid phone churn was 0.87% in Q2 2021, down 11 basis points from 0.98% in Q1 2021 and up 7 basis points from 0.80% in Q2 2020.
▪Sequentially, the decrease was primarily due to seasonality, continued network improvements and the continued enhancement of the value proposition and network experience of Sprint customers, partially offset by incremental switching activity as Pandemic conditions improve.
▪Year-over-year, the increase was primarily driven by more normal switching activity relative to the muted Pandemic-driven conditions a year ago, partially offset by better customer payment performance.

Postpaid Phone Churn

5
Postpaid Phone ARPU

Postpaid phone ARPU was $47.61 in Q2 2021, up 0.7% from $47.30 in Q1 2021 and down 0.8% from $47.99 in Q2 2020.
▪Sequentially, the increase was primarily due to higher premium services including Magenta MAX.
▪Year-over-year, the decrease was primarily driven by promotional activity and the impact of Sprint rate plan migrations, partially offset by higher premium services including Magenta MAX.

Total postpaid accounts were 26.4 million at the end of Q2 2021, compared to 26.0 million at the end of Q1 2021 and 25.5 million at the end of Q2 2020. The 349 thousand postpaid account net additions in Q2 was the highest since the Merger, as we focus on profitably growing and expanding household relationships.
Postpaid ARPA was $133.55 in Q2 2021, was up slightly compared to $132.91 in Q1 2021 and up 2.3% compared to $130.57 in Q2 2020.
▪Sequentially, the increase was driven by higher premium services including Magenta MAX.
▪Year-over-year, the increase was primarily due to an increase in customers per account and premium services including Magenta MAX, partially offset by promotional activity.
Postpaid Accounts & Postpaid ARPA
(Accounts in thousands)

6
Total Prepaid Net Additions
(in thousands)

Prepaid net customer additions were 76 thousand in Q2 2021, compared to net additions of 151 thousand in Q1 2021 and net additions of 133 thousand in Q2 2020.
▪Sequentially, the decrease was primarily due to lower gross additions, partially offset by lower churn.
▪Year-over-year, the decrease was primarily driven by higher migrations to postpaid plans, partially offset by lower churn.
▪Migrations to postpaid plans reduced prepaid net additions in Q2 2021 by approximately 190 thousand, up from 170 thousand in Q1 2021 and 90 thousand in Q2 2020.
Prepaid churn was 2.62% in Q2 2021, compared to 2.78% in Q1 2021 and 2.81% in Q2 2020.
▪Sequentially, the decrease was primarily due to seasonally lower switching activity, the improved quality of recently acquired customers and continued network improvement.
▪Year-over-year, the decrease was primarily due to the improved quality of recently acquired customers and continued network improvement.
Prepaid ARPU was $38.53 in Q2 2021, up 1.9% from $37.81 in Q1 2021 and up 1.9% from $37.80 in Q2 2020, primarily driven by an increase in premium services.

Total net customer additions were 1.4 million in Q2 2021, compared to 1.4 million in Q1 2021 and 1.2 million in Q2 2020.
Total customers were 104.8 million at the end of Q2 2021, compared to 103.4 million at the end of Q1 2021 and 98.3 million at the end of Q2 2020.
Total devices sold or leased were 11.0 million units in Q2 2021, compared to 10.6 million units in Q1 2021 and 10.1 million units in Q2 2020.
▪Total phones sold or leased were 9.6 million units in Q2 2021, compared to 9.6 million units in Q1 2021 and 8.9 million units in Q2 2020.
▪Mobile broadband and IoT devices sold or leased were 1.4 million units in Q2 2021, compared to 1.0 million units in Q1 2021 and 1.2 million units in Q2 2020.
Total Customers
(in thousands)

7
Service Revenues
($ in millions)

Service revenues were $14.5 billion in Q2 2021, up 2% from $14.2 billion in Q1 2021 and up 10% from $13.2 billion in Q2 2020.
▪Sequentially, the increase was primarily driven by an increase in Postpaid revenues due to higher average postpaid accounts and higher postpaid ARPA, as well as higher Prepaid revenues.
▪Year-over-year, the increase was primarily due to an increase in Postpaid revenues, primarily due to higher average postpaid accounts and higher postpaid ARPA, an increase in Wholesale revenues primarily driven by our Master Network Service Agreement with DISH Network Corporation (“DISH”), which went into effect on July 1, 2020, and higher Prepaid revenues.

Equipment revenues were $5.2 billion in Q2 2021, down 2% from $5.3 billion in Q1 2021 and up 22% from $4.3 billion in Q2 2020. Lease revenues included in equipment revenues were $914 million in Q2 2021 compared to $1.0 billion in Q1 2021 and $1.4 billion in Q2 2020.
▪Sequentially, the decrease was primarily due to:
▪Equipment sales: Lower average revenue per device sold, driven by a decrease in the high-end device mix, mostly offset by an increase in the number of devices sold.
▪Lease revenues: A decrease due to the continued planned shift in device financing from leasing to equipment installation plans.
▪Year-over-year, the increase was primarily due to:
▪Equipment sales: An increase in the number of devices sold driven by increased retail store traffic due to closures arising from the Pandemic in the prior period and higher average revenue per device sold driven by an increase in the high-end device mix.
▪Lease revenues: A decrease due to the continued planned shift in device financing from leasing to equipment installation plans.

Equipment Revenues
($ in millions)

8
Cost of Services, exclusive of D&A
($ in millions, % of Service revs excl. Merger-related costs)

Cost of services, exclusive of depreciation and amortization (D&A), was $3.5 billion in Q2 2021, up 3% from $3.4 billion in Q1 2021 and up 13% from $3.1 billion in Q2 2020.
▪Sequentially and year-over-year, the increase was primarily due to higher Merger-related costs and increased site costs related to network integration and the continued build-out of our nationwide 5G network, partially offset by higher realized Merger synergies.
▪Merger-related costs, primarily related to incremental costs associated with network decommissioning and integration, were $273 million in Q2 2021 compared to $136 million in Q1 2021 and $40 million in Q2 2020.
▪As a percentage of Service revenues, Cost of Services, exclusive of D&A, and excluding Merger-related costs, decreased by 70 basis points sequentially, and decreased by 90 basis points year-over-year.

Cost of equipment sales, exclusive of D&A, was $5.5 billion in Q2 2021, up 6% from $5.1 billion in Q1 2021 and up 49% from $3.7 billion in Q2 2020.
▪Sequentially, the increase was primarily due to an increase in the number of devices sold.
▪Year-over-year, the increase was primarily due to an increase in the number of devices sold driven by increased retail store traffic due to closures arising from the Pandemic in the prior period, and a higher average cost per device sold due to an increase in the high-end device mix.

Cost of Equipment Sales, exclusive of D&A
($ in millions)

9
Selling, General and Administrative (SG&A) Expense
($ in millions, % of Service revs excl. Merger-related and COVID-19-related costs)
Selling, general and administrative (SG&A) expense was $4.8 billion in Q2 2021, essentially flat compared to $4.8 billion in Q1 2021 and down 14% from $5.6 billion in Q2 2020.
▪Sequentially, higher Merger-related costs were mostly offset by higher realized Merger synergies and lower advertising costs.
▪Year-over-year, the decrease was primarily due to lower Merger-related and COVID-19-related costs, higher realized Merger synergies and lower bad debt expense, partially offset by increased staffing and distribution expense to support growth initiatives.
▪COVID-19-related costs were insignificant in Q2 and Q1 2021 and $341 million in Q2 2020.
▪Merger-related costs were $251 million in Q2 2021 compared to $145 million in Q1 2021 and $758 million in Q2 2020.
▪As a percentage of Service revenues, SG&A expense, excluding Merger-related and COVID-19-related costs, decreased 130 basis points sequentially and decreased 260 basis points year-over-year.

▪Total bad debt expense and losses from sales of receivables (reported within SG&A expense) was $60 million in Q2 2021, compared to $64 million in Q1 2021 and $263 million in Q2 2020. The prior year period included $125 million of incremental bad debt for the estimated macro-economic impacts of COVID-19. As a percentage of Total revenues, total bad debt expense and losses from sales of receivables was 0.30% in Q2 2021, compared to 0.32% in Q1 2021 and 1.49% in Q2 2020.

D&A was $4.1 billion in Q2 2021, down 5% from $4.3 billion in Q1 2021 and flat compared to $4.1 billion in Q2 2020. This includes D&A related to Leased devices of $842 million in Q2 2021, compared to $897 million in Q1 2021 and $946 million in Q2 2020.
▪Sequentially, the decrease was primarily due to lower amortization of customer relationship intangibles, lower depreciation expense on leased devices and certain 4G-related network assets becoming fully depreciated, partially offset by the continued build-out of our nationwide 5G network.
▪Year-over-year, higher depreciation expense due to network expansion from the continued build-out of our nationwide 5G network was mostly offset by lower depreciation expense on leased devices, lower amortization of customer relationship intangibles and certain 4G-related network assets becoming fully depreciated.
Depreciation & Amortization
($ in millions, Non-lease D&A % of Service Revs)

$4,064
$4,150
$4,219
$4,289
$4,077
$946
$1,000
$982
$897
$842
$3,118
$3,150
$3,237
$3,392
$3,235
23.6%
22.3%
22.8%
23.9%
22.3%
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Non-lease Related
Lease Related
% of Service Rev

10
Net Income
($ in millions)

Diluted Earnings Per Share (Diluted EPS)

Net income was $978 million in Q2 2021, up 5% from $933 million in Q1 2021 and up 789% from $110 million in Q2 2020. Diluted EPS was $0.78 in Q2 2021, up from $0.74 in Q1 2021 and up from $0.09 in Q2 2020.
▪Sequentially, the increase in Net income and diluted EPS was primarily due to higher Service revenues and lower D&A, partially offset by higher Merger-related costs, higher Cost of equipment sales and lower Equipment revenues.
▪Year-over-year, the increase in Net income and diluted EPS was driven by higher Service revenues, higher Equipment revenues and lower SG&A, partially offset by higher Cost of equipment sales and higher Cost of services.
▪Net income and diluted EPS, respectively, were impacted by Merger-related costs, net of tax, for Q2 2021 of $453 million and $0.36, compared to $220 million and $0.18 in Q1 2021 and $635 million and $0.51 in Q2 2020.
▪Net income margin was 6.7% in Q2 2021, compared to 6.6% in Q1 2021 and 0.8% in Q2 2020. Net income margin is calculated as Net income divided by Service revenues.

11
Core Adjusted EBITDA
($ in millions, % of Service Revs)
Core Adjusted EBITDA was $6.0 billion in Q2 2021, up 2% from $5.9 billion in Q1 2021 and up 7% from $5.6 billion in Q2 2020.
▪Sequentially, the increase was primarily due to higher Service revenues and lower SG&A expense, excluding Merger-related costs, partially offset by higher Cost of equipment sales.
▪Year-over-year, the increase was primarily due to higher Equipment revenues, excluding Lease revenues, higher Service revenues and lower SG&A expense, excluding Merger-related and COVID-19-related costs, partially offset by higher Cost of equipment sales and higher Cost of services, excluding Merger-related costs.
▪Core Adjusted EBITDA excludes Merger-related costs of $611 million in Q2 2021 compared to $298 million in Q1 2021 and $798 million in Q2 2020, as well as COVID-19-related costs of $341 million in Q2 2020.
▪Core Adjusted EBITDA margin was 41.3% in Q2 2021, compared to 41.3% in Q1 2021 and 42.3% in Q2 2020.

Net cash provided by operating activities was $3.8 billion in Q2 2021, compared to $3.7 billion in Q1 2021 and $777 million in Q2 2020.
▪Sequentially, the increase was primarily due to a decrease in net cash outflows from changes in working capital, partially offset by a decrease in Net income, adjusted for non-cash income and expenses. The change in working capital was primarily due to lower use of cash from Accounts payable and accrued liabilities, Short and long-term operating lease liabilities and Inventories, partially offset by higher use from Accounts receivable.
▪Year-over-year, the increase was primarily due to a decrease in net cash outflows from changes in working capital. The change in working capital was primarily due to the one-time impact of $2.3 billion in gross payments for the settlement of interest rate swaps related to Merger financing in Q2 2020 and lower use of cash from Accounts payable and accrued liabilities and Inventories, partially offset by lower use of cash from Accounts receivable and Equipment installment plan receivables.
▪The impact of payments for Merger-related costs on Net cash provided by operating activities was $190 million in Q2 2021 compared to $277 million in Q1 2021 and $370 million in Q2 2020.
Net Cash Provided by Operating Activities
($ in millions)

12
Cash Purchases of Property and Equipment
($ in millions, % of Service Revenues)

Cash purchases of property and equipment were $3.3 billion in Q2 2021, compared to $3.2 billion in Q1 2021 and $2.3 billion in Q2 2020. Capitalized interest included in cash purchases of property and equipment was $57 million in Q2 2021, compared to $84 million in Q1 2021 and $119 million in Q2 2020.
▪Sequentially the increase was primarily driven by the timing of network capital spending.
▪Year-over-year, the increase was primarily driven by network integration related to the Merger and the continued build-out of our nationwide 5G network.

Free Cash Flow, excluding gross payments for the settlement of interest rate swaps related to Merger financing, was $1.7 billion in Q2 2021, compared to $1.3 billion in Q1 2021 and $1.4 billion in Q2 2020.
▪Sequentially, the increase was primarily due to higher Net cash provided by operating activities, partially offset by higher cash purchases of property and equipment, including capitalized interest.
▪Year-over-year, the increase was primarily due to higher Net cash provided by operating activities, partially offset by higher cash purchases of property and equipment, including capitalized interest. Free Cash Flow, excluding gross payments for the settlement of interest rate swaps, excludes the one-time impact of gross payments for the settlement of interest rate swaps related to Merger financing of $2.3 billion in Q2 2020.
▪The impact of payments for Merger-related costs on Free Cash Flow was $190 million in Q2 2021 compared to $277 million in Q1 2021 and $370 million in Q2 2020.
Free Cash Flow, Excluding Gross Payments for the Settlement of Interest Rate Swaps
($ in millions)

13
Net Debt (Excluding Tower Obligations) & Net Debt to LTM Pro Forma Core Adj. EBITDA Ratio
($ in billions)
Total debt, excluding tower obligations, at the end of Q2 2021 was $77.7 billion.
Net debt, excluding tower obligations, at the end of Q2 2021 was $69.9 billion.
▪The ratio of net debt, excluding tower obligations, to Pro Forma Core Adjusted EBITDA for the last twelve months (“LTM”) period was 3.0x at the end of Q2 2021 compared to 3.1x at the end of Q1 2021.
▪The ratio of net debt, excluding tower obligations, to Pro Forma Adjusted EBITDA for the LTM period was 2.5x at the end of Q2 2021 compared to 2.6x at the end of Q1 2021.

Financing activity in Q2 2021 includes:
▪On May 13, 2021, we issued Senior Notes in an aggregate amount of $3.0 billion at an average interest rate of approximately 2.97%, setting a record in the high yield market for lowest yield on a 5-year tranche.
▪On May 23, 2021, we redeemed $1.3 billion of 6% Senior Notes due 2023, $1.0 billion of 6% Senior Notes due 2024 and $500 million of 5.125% Senior Notes due 2025.

14

15

16

T-Mobile raised 2021 Merger synergies guidance for the second quarter in a row.

Improvements for Sprint customers
The company expects Merger synergies to be $2.9 billion to $3.2 billion in 2021, more than doubling the $1.3 billion delivered in 2020 and an increase from its prior guidance of $2.8 billion to $3.1 billion.
▪Approximately $1.35 billion to $1.5 billion of sales, general, and administrative (SG&A) synergies achieved through SG&A expense reductions
▪Approximately $550 million to $700 million of network synergies achieved through cost of service expense reductions
▪Approximately $1.0 billion of network synergies related to avoided costs from new site builds

Merger-related costs in Q2 2021 were $611 million compared to $298 million in Q1 2021 and $798 million in Q2 2020.

Merger-related costs include:
▪Integration costs to achieve efficiencies in network, retail, information technology and back office operations;
▪Restructuring costs, including severance, store rationalization and network decommissioning; and
▪Transaction costs, including legal and professional services related to the completion of the Merger and the acquisitions of affiliates.

~80%
of Sprint customer traffic is now carried on the T-Mobile network
—————————

~33%
of Sprint customers have been moved to the T-Mobile network

Merger-Related Costs
(in millions)
						Sequential Change		Year-over-year Change
	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	$	%	$	%
Cost of services	$40	$79	$527	$136	$273	$137	101%	$233	583%
Cost of equipment sales	—	—	6	17	87	70	412%	87	NM
Selling, general & administrative	758	209	153	145	251	106	73%	(507)	(67)%
Total Merger-related costs	$798	$288	$686	$298	$611	$313	105%	$(187)	(23)%

Cash payments for Merger-related costs	$370	$379	$583	$277	$190	$(87)	(31)%	$(180)	(49)%

NM - Not Meaningful

17

2021 Outlook

Metric	Previous	Revised	Change at Midpoint
Postpaid net customer additions	4.4 to 4.9 million	5.0 to 5.3 million	500 thousand
Net income (1)	N/A	N/A	N/A
Core Adjusted EBITDA (2)	$22.8 to $23.2 billion	$23.0 to $23.3 billion	$150 million
Merger synergies	$2.8 to $3.1 billion	$2.9 to $3.2 billion	$100 million
Merger-related costs (3)	$2.7 to $3.0 billion	$2.7 to $3.0 billion	No change
Net cash provided by operating activities	$13.2 to $13.6 billion	$13.6 to $13.9 billion	$350 million
Capital expenditures (4)	$11.7 to $12.0 billion	$12.0 to $12.3 billion	$300 million
Free Cash Flow (5)	$5.1 to $5.5 billion	$5.2 to $5.5 billion	$50 million
total

(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net Income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs. Our guidance ranges assume a continued reduction in lease revenues to $3.6 billion to $3.8 billion for 2021.
(3)Merger-related costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided by operating activities and Free Cash Flow.
(4)Capital expenditures means cash purchases of property and equipment, including capitalized interest.
(5)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2021.

18

Investor Relations

Jud Henry	Justin Taiber	Trina Schurman
Senior Vice President	Senior Director	Senior Director
Investor Relations	Investor Relations	Investor Relations

Samia Bhatti	Zach Witterstaetter	Rose Kopecky	Jacob Marks
Investor Relations	Investor Relations	Investor Relations	Investor Relations
Manager	Manager	Manager	Manager

investor.relations@t-mobile.com
http://investor.t-mobile.com

19
T-Mobile US, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except share and per share amounts)	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$7,793	$10,385
Accounts receivable, net of allowance for credit losses of $123 and $194	4,528	4,254
Equipment installment plan receivables, net of allowance for credit losses and imputed discount of $482 and $478	4,064	3,577
Accounts receivable from affiliates	18	22
Inventory	1,707	2,527
Prepaid expenses	818	624
Other current assets	1,642	2,496
Total current assets	20,570	23,885
Property and equipment, net	39,752	41,175
Operating lease right-of-use assets	27,511	28,021
Financing lease right-of-use assets	3,072	3,028
Goodwill	11,152	11,117
Spectrum licenses	82,917	82,828
Other intangible assets, net	4,600	5,298
Equipment installment plan receivables due after one year, net of allowance for credit losses and imputed discount of $115 and $127	2,284	2,031
Other assets	12,266	2,779
Total assets	$204,124	$200,162
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$8,411	$10,196
Payables to affiliates	105	157
Short-term debt	4,648	4,579
Short-term debt to affiliates	2,235	—
Deferred revenue	939	1,030
Short-term operating lease liabilities	3,577	3,868
Short-term financing lease liabilities	1,045	1,063
Other current liabilities	877	810
Total current liabilities	21,837	21,703
Long-term debt	65,897	61,830
Long-term debt to affiliates	2,490	4,716
Tower obligations	2,919	3,028
Deferred tax liabilities	10,391	9,966
Operating lease liabilities	26,515	26,719
Financing lease liabilities	1,376	1,444
Other long-term liabilities	5,229	5,412
Total long-term liabilities	114,817	113,115
Commitments and contingencies
Stockholders' equity
Common Stock, par value $0.00001 per share, 2,000,000,000 shares authorized; 1,249,478,357 and 1,243,345,584 shares issued, 1,247,920,536 and 1,241,805,706 shares outstanding	—	—
Additional paid-in capital	72,919	72,772
Treasury stock, at cost, 1,557,821 and 1,539,878 shares issued	(14)	(11)
Accumulated other comprehensive loss	(1,510)	(1,581)
Accumulated deficit	(3,925)	(5,836)
Total stockholders' equity	67,470	65,344
Total liabilities and stockholders' equity	$204,124	$200,162

20
T-Mobile US, Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended			Six Months Ended June 30,
(in millions, except share and per share amounts)	June 30, 2021	March 31, 2021	June 30, 2020	2021	2020
Revenues
Postpaid revenues	$10,492	$10,303	$9,959	$20,795	$15,846
Prepaid revenues	2,427	2,351	2,311	4,778	4,684
Wholesale revenues	935	897	408	1,832	733
Other service revenues	638	641	552	1,279	813
Total service revenues	14,492	14,192	13,230	28,684	22,076
Equipment revenues	5,215	5,346	4,269	10,561	6,386
Other revenues	243	221	172	464	322
Total revenues	19,950	19,759	17,671	39,709	28,784
Operating expenses
Cost of services, exclusive of depreciation and amortization shown separately below	3,491	3,384	3,098	6,875	4,737
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	5,453	5,142	3,667	10,595	6,196
Selling, general and administrative	4,823	4,805	5,604	9,628	9,292
Impairment expense	—	—	418	—	418
Depreciation and amortization	4,077	4,289	4,064	8,366	5,782
Total operating expenses	17,844	17,620	16,851	35,464	26,425
Operating income	2,106	2,139	820	4,245	2,359
Other income (expense)
Interest expense	(820)	(792)	(776)	(1,612)	(961)
Interest expense to affiliates	(32)	(46)	(63)	(78)	(162)
Interest income	2	3	6	5	18
Other expense, net	(1)	(125)	(195)	(126)	(205)
Total other expense, net	(851)	(960)	(1,028)	(1,811)	(1,310)
Income (loss) from continuing operations before income taxes	1,255	1,179	(208)	2,434	1,049
Income tax expense	(277)	(246)	(2)	(523)	(308)
Income (loss) from continuing operations	978	933	(210)	1,911	741
Income from discontinued operations, net of tax	—	—	320	—	320
Net income	$978	$933	$110	$1,911	$1,061

Net income	$978	$933	$110	$1,911	$1,061
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on cash flow hedges, net of tax effect of $12, $12, $3, $24, ($273)	34	34	2	68	(790)
Unrealized gain on foreign currency translation adjustment, net of tax effect of $0, $0, $0, $0 and $0	1	2	—	3	—
Other comprehensive income (loss)	35	36	2	71	(790)
Total comprehensive income	$1,013	$969	$112	$1,982	$271
Earnings (loss) per share
Basic earnings per share:
Continuing operations	$0.78	$0.75	$(0.17)	$1.53	$0.71
Discontinued operations	—	—	0.26	—	0.30
Basic	$0.78	$0.75	$0.09	$1.53	$1.01
Diluted earnings per share:
Continuing operations	$0.78	$0.74	$(0.17)	$1.52	$0.70
Discontinued operations	—	—	0.26	—	0.30
Diluted	$0.78	$0.74	$0.09	$1.52	$1.00
Weighted average shares outstanding
Basic	1,247,563,331	1,243,520,026	1,236,528,444	1,245,552,847	1,047,338,364
Diluted	1,253,718,122	1,252,783,564	1,236,528,444	1,254,264,464	1,057,120,389

21
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Six Months Ended June 30,
(in millions)	June 30, 2021	March 31, 2021	June 30, 2020	2021	2020
Operating activities
Net income	$978	$933	$110	$1,911	$1,061
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,077	4,289	4,064	8,366	5,782
Stock-based compensation expense	134	138	259	272	397
Deferred income tax expense	226	211	98	437	408
Bad debt expense	72	82	233	154	346
(Gains) losses from sales of receivables	(12)	(18)	30	(30)	55
Losses on redemption of debt	28	101	163	129	163
Impairment expense	—	—	418	—	418
Changes in operating assets and liabilities
Accounts receivable	(1,839)	96	(498)	(1,743)	(1,246)
Equipment installment plan receivables	(568)	(727)	127	(1,295)	196
Inventories	584	279	(553)	863	(1,064)
Operating lease right-of-use assets	1,272	1,124	937	2,396	1,464
Other current and long-term assets	(154)	54	(104)	(100)	(98)
Accounts payable and accrued liabilities	28	(1,384)	(1,261)	(1,356)	(1,666)
Short and long-term operating lease liabilities	(996)	(1,369)	(1,077)	(2,365)	(1,802)
Other current and long-term liabilities	(47)	(217)	(2,190)	(264)	(2,111)
Other, net	(4)	69	21	65	91
Net cash provided by operating activities	3,779	3,661	777	7,440	2,394
Investing activities
Purchases of property and equipment, including capitalized interest of ($57), ($84), ($119), ($141) and ($231)	(3,270)	(3,183)	(2,257)	(6,453)	(4,010)
Purchases of spectrum licenses and other intangible assets, including deposits	(8)	(8,922)	(745)	(8,930)	(844)
Proceeds from sales of tower sites	31	—	—	31	—
Proceeds related to beneficial interests in securitization transactions	1,137	891	602	2,028	1,470
Net cash related to derivative contracts under collateral exchange arrangements	—	—	1,212	—	632
Acquisition of companies, net of cash and restricted cash acquired	(1)	(29)	(5,000)	(30)	(5,000)
Other, net	28	4	(168)	32	(184)
Net cash used in investing activities	(2,083)	(11,239)	(6,356)	(13,322)	(7,936)
Financing activities
Proceeds from issuance of long-term debt	3,006	6,763	26,694	9,769	26,694
Payments of consent fees related to long-term debt	—	—	(109)	—	(109)
Repayments of financing lease obligations	(269)	(287)	(236)	(556)	(518)
Repayments of short-term debt for purchases of inventory, property and equipment and other financial liabilities	(36)	(55)	(151)	(91)	(176)
Repayments of long-term debt	(3,150)	(2,219)	(10,529)	(5,369)	(10,529)
Issuance of common stock	—	—	17,290	—	17,290
Repurchases of common stock	—	—	(16,990)	—	(16,990)
Proceeds from issuance of short-term debt	—	—	18,743	—	18,743
Repayments of short-term debt	—	—	(18,929)	—	(18,929)
Tax withholdings on share-based awards	(76)	(218)	(138)	(294)	(279)
Cash payments for debt prepayment or debt extinguishment costs	(6)	(65)	(24)	(71)	(24)
Other, net	(46)	(45)	7	(91)	2
Net cash (used in) provided by financing activities	(577)	3,874	15,628	3,297	15,175
Change in cash and cash equivalents, including restricted cash	1,119	(3,704)	10,049	(2,585)	9,633
Cash and cash equivalents, including restricted cash
Beginning of period	6,759	10,463	1,112	10,463	1,528
End of period	$7,878	$6,759	$11,161	$7,878	$11,161

22
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended			Six Months Ended June 30,
(in millions)	June 30, 2021	March 31, 2021	June 30, 2020	2021	2020
Supplemental disclosure of cash flow information
Interest payments, net of amounts capitalized	$913	$945	$608	$1,858	$949
Operating lease payments	1,263	1,651	1,269	2,914	2,144
Income tax payments	63	22	31	85	55
Non-cash investing and financing activities
Non-cash beneficial interest obtained in exchange for securitized receivables	$1,089	$1,381	$1,486	$2,470	$3,099
Non-cash consideration for the acquisition of Sprint	—	—	33,533	—	33,533
Change in accounts payable and accrued liabilities for purchases of property and equipment	(367)	(173)	(38)	(540)	(339)
Leased devices transferred from inventory to property and equipment	333	485	1,444	818	1,753
Returned leased devices transferred from property and equipment to inventory	(416)	(445)	(538)	(861)	(597)
Short-term debt assumed for financing of property and equipment	—	—	38	—	38
Operating lease right-of-use assets obtained in exchange for lease obligations	1,043	911	658	1,954	1,213
Financing lease right-of-use assets obtained in exchange for lease obligations	377	109	515	486	693

23
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter						Six Months Ended June 30,
(in thousands)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	2020	2021
Customers, end of period
Postpaid phone customers (1)(2)	40,797	65,105	65,794	66,618	67,402	68,029	65,105	68,029
Postpaid other customers (1)(2)	7,014	12,648	13,938	14,732	15,170	15,819	12,648	15,819
Total postpaid customers	47,811	77,753	79,732	81,350	82,572	83,848	77,753	83,848
Prepaid customers (1)	20,732	20,574	20,630	20,714	20,865	20,941	20,574	20,941
Total customers	68,543	98,327	100,362	102,064	103,437	104,789	98,327	104,789
Acquired customers, net of base adjustments (1)(2)	—	29,228	—	—	12	—	29,228	12
(1)Includes customers acquired in connection with the Merger and certain customer base adjustments. See Reconciliations to Beginning Customers and Accounts in this Investor Factbook.
(2)In the first quarter of 2021, we acquired 11,000 postpaid phone customers and 1,000 postpaid other customers through an acquisition of an affiliate.

	Quarter						Six Months Ended June 30,
(in thousands)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	2020	2021
Net customer additions (losses)
Postpaid phone customers	452	253	689	824	773	627	705	1,400
Postpaid other customers	325	859	1,290	794	437	649	1,184	1,086
Total postpaid customers	777	1,112	1,979	1,618	1,210	1,276	1,889	2,486
Prepaid customers	(128)	133	56	84	151	76	5	227
Total customers	649	1,245	2,035	1,702	1,361	1,352	1,894	2,713

	Quarter						Six Months Ended June 30,
(in millions, except percentages)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	2020	2021
Devices sold or leased
Phones	6.4	8.9	9.2	10.1	9.6	9.6	15.3	19.2
Mobile broadband and IoT devices	0.8	1.2	2.2	1.6	1.0	1.4	2.0	2.4
Total	7.2	10.1	11.4	11.7	10.6	11.0	17.3	21.6

Postpaid upgrade rate	3.8%	4.5%	4.3%	5.7%	4.8%	4.7%	9.0%	9.6%

	Quarter						Six Months Ended June 30,
	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	2020	2021
Churn
Postpaid phone churn	0.86%	0.80%	0.90%	1.03%	0.98%	0.87%	0.82%	0.92%
Prepaid churn	3.52%	2.81%	2.86%	2.92%	2.78%	2.62%	3.17%	2.70%

	Quarter						Six Months Ended June 30,
(in thousands)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	2020	2021
Accounts, end of period
Total postpaid customer accounts (1)	15,244	25,486	25,623	25,754	26,014	26,363	25,486	26,363
(1)Includes accounts acquired in connection with the Merger and certain account base adjustments. See Reconciliations to Beginning Customers and Accounts in this Investor Factbook.

24
T-Mobile US, Inc.
Supplementary Operating and Financial Data (continued)
(Unaudited)

	Quarter						Six Months Ended June 30,
(in millions, except percentages)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	2020	2021
Financial Measures

Service revenues	$8,846	$13,230	$14,139	$14,180	$14,192	$14,492	$22,076	$28,684
Total revenues	11,113	17,671	19,272	20,341	19,759	19,950	28,784	39,709

Net income	$951	$110	$1,253	$750	$933	$978	$1,061	$1,911
Net income margin	10.8%	0.8%	8.9%	5.3%	6.6%	6.7%	4.8%	6.7%

Adjusted EBITDA	$3,665	$7,017	$7,129	$6,746	$6,905	$6,906	$10,682	$13,811
Adjusted EBITDA margin	41.4%	53.0%	50.4%	47.6%	48.7%	47.7%	48.4%	48.1%
Core Adjusted EBITDA	$3,500	$5,596	$5,779	$5,501	$5,864	$5,992	$9,096	$11,856
Core Adjusted EBITDA margin	39.6%	42.3%	40.9%	38.8%	41.3%	41.3%	41.2%	41.3%

Cost of services	$1,639	$3,098	$3,314	$3,827	$3,384	$3,491	$4,737	$6,875
Merger-related costs	—	40	79	527	136	273	40	409
Cost of services excluding Merger-related costs	$1,639	$3,058	$3,235	$3,300	$3,248	$3,218	$4,697	$6,466

Selling, general and administrative	$3,688	$5,604	$4,876	$4,758	$4,805	$4,823	$9,292	$9,628
Merger-related costs	143	758	209	153	145	251	901	396
COVID-19-related costs (1)	117	341	—	—	—	—	458	—
Selling, general and administrative excluding Merger-related costs and COVID-19-related costs	$3,428	$4,505	$4,667	$4,605	$4,660	$4,572	$7,933	$9,232

Total bad debt expense and losses from sales of receivables	$138	$263	$125	$112	$64	$60	$401	$124
Bad debt and losses from sales of receivables as a percentage of Total revenues	1.24%	1.49%	0.65%	0.55%	0.32%	0.30%	1.39%	0.31%

Cash purchases of property and equipment including capitalized interest	$1,753	$2,257	$3,217	$3,807	$3,183	$3,270	$4,010	$6,453
Capitalized interest	112	119	108	101	84	57	231	141

Net cash proceeds from securitization	(5)	(99)	5	(130)	22	18	(105)	40
(1)Supplemental employee payroll, third-party commissions and cleaning-related COVID-19-related costs were not significant for Q3 2020, Q4 2020, Q1 2021 and Q2 2021.

	Quarter						Six Months Ended June 30,
(in millions, except percentages)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	2020	2021
Device Financing - Equipment Installment Plans
Gross EIP financed	$1,440	$1,825	$2,356	$4,126	$3,379	$3,348	$3,265	$6,727
EIP billings	1,790	2,217	2,130	2,285	2,556	2,639	4,007	5,195
EIP receivables, net	3,773	4,593	4,481	5,608	6,062	6,348	4,593	6,348
EIP receivables classified as prime	52%	48%	53%	57%	57%	61%	48%	61%
EIP receivables classified as prime (including EIP receivables sold)	53%	50%	54%	57%	56%	59%	50%	59%

Device Financing - Leased Devices
Lease revenues	$165	$1,421	$1,350	$1,245	$1,041	$914	$1,586	$1,955
Leased device depreciation	163	946	1,000	982	897	842	1,109	1,739
Leased devices transferred from inventory to property and equipment	309	1,444	599	443	485	333	1,753	818
Returned leased devices transferred from property and equipment to inventory	(59)	(538)	(433)	(430)	(445)	(416)	(597)	(861)
Leased devices included in property and equipment, net	819	6,621	5,788	4,819	3,962	3,037	6,621	3,037
Leased devices (units) included in property and equipment, net	2.1	17.0	15.8	14.2	12.4	10.7	17.0	10.7

25
T-Mobile US, Inc.
Calculation of Operating Measures
(Unaudited)

The following table illustrates the calculation of our operating measures ARPA and ARPU from the related service revenues:

(in millions, except average number of accounts and customers, ARPA and ARPU)	Quarter						Six Months Ended June 30,
	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	2020	2021
Calculation of Postpaid ARPA
Postpaid service revenues	$5,887	$9,959	$10,209	$10,251	$10,303	$10,492	$15,846	$20,795
Divided by: Average number of postpaid accounts (in thousands) and number of months in period	15,155	25,424	25,582	25,677	25,840	26,188	20,289	26,014
Postpaid ARPA	$129.47	$130.57	$133.03	$133.08	$132.91	$133.55	$130.16	$133.23
Calculation of Postpaid Phone ARPU
Postpaid service revenues	$5,887	$9,959	$10,209	$10,251	$10,303	$10,492	$15,846	$20,795
Less: Postpaid other revenues	(310)	(618)	(677)	(762)	(820)	(825)	(928)	(1,645)
Postpaid phone service revenues	5,577	9,341	9,532	9,489	9,483	9,667	14,918	19,150
Divided by: Average number of postpaid phone customers (in thousands) and number of months in period	40,585	64,889	65,437	66,084	66,834	67,680	52,737	67,257
Postpaid phone ARPU	$45.80	$47.99	$48.55	$47.86	$47.30	$47.61	$47.15	$47.45
Calculation of Prepaid ARPU
Prepaid service revenues	$2,373	$2,311	$2,383	$2,354	$2,351	$2,427	$4,684	$4,778
Divided by: Average number of prepaid customers (in thousands) and number of months in period	20,759	20,380	20,632	20,605	20,728	20,994	20,570	20,861
Prepaid ARPU	$38.11	$37.80	$38.49	$38.08	$37.81	$38.53	$37.95	$38.17

26
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Investor Factbook includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income as the difference between these measures and Net income is variable.

The following table includes the impact of the Merger on a prospective basis from the close date of April 1, 2020. Historical results prior to April 1, 2020, have not been retroactively adjusted and reflect standalone T-Mobile.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter						Six Months Ended June 30,
(in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	2020	2021
Net income	$951	$110	$1,253	$750	$933	$978	$1,061	$1,911
Adjustments:
Income from discontinued operations, net of tax	—	(320)	—	—	—	—	(320)	—
Income (loss) from continuing operations	951	(210)	1,253	750	933	978	741	1,911
Interest expense	185	776	765	757	792	820	961	1,612
Interest expense to affiliates	99	63	44	41	46	32	162	78
Interest income	(12)	(6)	(3)	(8)	(3)	(2)	(18)	(5)
Other expense, net	10	195	99	101	125	1	205	126
Income tax expense	306	2	407	71	246	277	308	523
Operating income	1,539	820	2,565	1,712	2,139	2,106	2,359	4,245
Depreciation and amortization	1,718	4,064	4,150	4,219	4,289	4,077	5,782	8,366
Operating income from discontinued operations (1)	—	432	—	—	—	—	432	—
Stock-based compensation (2)	123	139	125	129	130	129	262	259
Merger-related costs	143	798	288	686	298	611	941	909
COVID-19-related costs (3)	117	341	—	—	—	—	458	—
Impairment expense	—	418	—	—	—	—	418	—
Other, net (4)	25	5	1	—	49	(17)	30	32
Adjusted EBITDA	3,665	7,017	7,129	6,746	6,905	6,906	10,682	13,811
Lease revenues	(165)	(1,421)	(1,350)	(1,245)	(1,041)	(914)	(1,586)	(1,955)
Core Adjusted EBITDA	$3,500	$5,596	$5,779	$5,501	$5,864	$5,992	$9,096	$11,856
(1)Following the Prepaid Transaction (as defined below), starting on July 1, 2020, we provide MVNO services to DISH. We have included the operating income from discontinued operations, for periods prior to the Prepaid Transaction, in our determination of the Adjusted EBITDA to reflect contributions of the Prepaid Business that has been replaced by the MVNO Agreement beginning on July 1, 2020 in order to enable management, analysts and investors to better assess ongoing operating performance and trends.
(2)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Condensed Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the Merger have been included in Merger-related costs.
(3)Supplemental employee payroll, third-party commissions and cleaning-related COVID-19-related costs were not significant for Q3 2020, Q4 2020, Q1 2021 and Q2 2021.
(4)Other, net may not agree to the Condensed Consolidated Statements of Comprehensive Income, primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are therefore excluded from Adjusted EBITDA and Core Adjusted EBITDA.

27
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding tower obligations) to the LTM Pro Forma Adjusted EBITDA and LTM Pro Forma Core Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021
Short-term debt	$—	$3,818	$3,713	$4,579	$4,423	$4,648
Short-term debt to affiliates	2,000	1,235	—	—	—	2,235
Short-term financing lease liabilities	918	1,040	1,050	1,063	1,013	1,045
Long-term debt	10,959	62,783	58,345	61,830	66,395	65,897
Long-term debt to affiliates	11,987	4,706	4,711	4,716	4,721	2,490
Financing lease liabilities	1,276	1,416	1,373	1,444	1,316	1,376
Less: Cash and cash equivalents	(1,112)	(11,076)	(6,571)	(10,385)	(6,677)	(7,793)
Net debt (excluding tower obligations)	$26,028	$63,922	$62,621	$63,247	$71,191	$69,898
Divided by: Last twelve months Pro Forma Adjusted EBITDA		$26,250	$26,975	$27,543	$27,797	$27,686
Net debt (excluding tower obligations) to LTM Pro Forma Adjusted EBITDA Ratio		2.4	2.3	2.3	2.6	2.5
Divided by: Last twelve months Pro Forma Core Adjusted EBITDA		$20,511	$21,357	$22,125	$22,740	$23,136
Net debt (excluding tower obligations) LTM Pro Forma Core Adjusted EBITDA Ratio		3.1	2.9	2.9	3.1	3.0
LTM Adjusted EBITDA and LTM Core Adjusted EBITDA reflect combined company results of New T-Mobile for Q2 2021, Q1 2021, Q4 2020, Q3 2020 and Q2 2020 and standalone T-Mobile for prior periods. To illustrate the twelve month results of the combined company as if the Merger had closed on January 1, 2019, we have presented pro forma LTM Adjusted EBITDA and pro forma LTM Core Adjusted EBITDA ratios through December 31, 2020. Pro forma LTM Adjusted EBITDA for the LTM period ended December 31, 2020 is calculated as the sum of Q4 2020, Q3 2020 and Q2 2020 actual Adjusted EBITDA of $6.7 billion, $7.1 billion and $7.0 billion, respectively, plus the pro forma Adjusted EBITDA from Q1 2020 of $6.7 billion. Pro forma LTM Core Adjusted EBITDA for the LTM period ended December 31, 2020 is calculated as the sum of Q4 2020, Q3 2020 and Q2 2020 actual Core Adjusted EBITDA of $5.5 billion, $5.8 billion and $5.6 billion plus the pro forma Core Adjusted EBITDA from Q1 2020 of $5.2 billion. The same method applies to pro forma LTM Adjusted EBITDA and pro forma LTM Core Adjusted EBITDA for the LTM periods ended September 30 and June 30, 2020. These metrics are provided for illustrative purposes only and do not purport to represent what the actual consolidated results would have been had the Merger actually occurred on the date indicated, nor do they purport to project the future consolidated results of operations or consolidated financial condition for any future period or as of any future date. Additional information regarding pro forma adjustments is provided in Pro Forma Income Statement Metrics within this Investor Factbook. LTM Adjusted EBITDA and LTM Core Adjusted EBITDA for Q1 2021 and subsequent periods were not prepared on a pro forma basis as twelve months of actual combined company results were available.

Free Cash Flow and Free Cash Flow, excluding gross payments for the settlement of interest rate swaps, are calculated as follows:

	Quarter						Six Months Ended June 30,
(in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	2020	2021
Net cash provided by operating activities	$1,617	$777	$2,772	$3,474	$3,661	$3,779	$2,394	$7,440
Cash purchases of property and equipment	(1,753)	(2,257)	(3,217)	(3,807)	(3,183)	(3,270)	(4,010)	(6,453)
Proceeds from sales of tower sites	—	—	—	—	—	31	—	31
Proceeds related to beneficial interests in securitization transactions	868	602	855	809	891	1,137	1,470	2,028
Cash payments for debt prepayment or debt extinguishment costs	—	(24)	(58)	—	(65)	(6)	(24)	(71)
Free Cash Flow	732	(902)	352	476	1,304	1,671	(170)	2,975
Gross cash paid for the settlement of interest rate swaps	—	2,343	—	—	—	—	2,343	—
Free Cash Flow, excluding gross payments for the settlement of interest rate swaps	$732	$1,441	$352	$476	$1,304	$1,671	$2,173	$2,975

28
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Our current guidance range for Free Cash Flow is calculated as follows:

	FY 2021
(in millions)	Current Guidance Range
Net cash provided by operating activities	$13,600	$13,900
Cash purchases of property and equipment	(12,000)	(12,300)
Proceeds related to beneficial interests in securitization transactions (1)	3,700	4,000
Cash payments for debt prepayment or debt extinguishment costs	(100)	(100)
Free Cash Flow	$5,200	$5,500
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2021.

Our previous guidance range for Free Cash Flow is calculated as follows:

	FY 2021
(in millions)	Previous Guidance Range
Net cash provided by operating activities	$13,200	$13,600
Cash purchases of property and equipment	(11,700)	(12,000)
Proceeds related to beneficial interests in securitization transactions (1)	3,700	3,900
Cash payments for debt prepayment or debt extinguishment costs	(100)	—
Free Cash Flow	$5,100	$5,500
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2021.

29
T-Mobile US, Inc.
Reconciliations to Beginning Customers and Accounts
(Unaudited)

(in thousands)	Postpaid phone customers	Postpaid other customers	Total postpaid customers	Prepaid customers	Total customers
Reconciliation to beginning customers
T-Mobile customers as reported, end of period March 31, 2020	40,797	7,014	47,811	20,732	68,543
Sprint customers as reported, end of period March 31, 2020	25,916	8,428	34,344	8,256	42,600
Total combined customers, end of period March 31, 2020	66,713	15,442	82,155	28,988	111,143
Adjustments
Reseller reclassification to wholesale customers (1)	(199)	(2,872)	(3,071)	—	(3,071)
EIP reclassification from postpaid to prepaid (2)	(963)	—	(963)	963	—
Divested prepaid customers (3)	—	—	—	(9,207)	(9,207)
Rate plan threshold (4)	(182)	(918)	(1,100)	—	(1,100)
Customers with non-phone devices (5)	(226)	226	—	—	—
Collection policy alignment (6)	(150)	(46)	(196)	—	(196)
Miscellaneous adjustments (7)	(141)	(43)	(184)	(302)	(486)
Total Adjustments	(1,861)	(3,653)	(5,514)	(8,546)	(14,060)
Adjusted beginning customers as of April 1, 2020	64,852	11,789	76,641	20,442	97,083
(1)In connection with the closing of the Merger, we refined our definition of wholesale customers resulting in the reclassification of certain postpaid and prepaid reseller customers to wholesale customers. Starting with the three months ended March 31, 2020, we discontinued reporting wholesale customers to focus on postpaid and prepaid customers and wholesale revenues, which we consider more relevant than the number of wholesale customers given the expansion of M2M and IoT products.
(2)Prepaid customers with a device installment billing plan historically included as Sprint postpaid customers have been reclassified to prepaid customers to align with New T-Mobile policy.
(3)Customers associated with the Sprint wireless prepaid and Boost brands that were divested on July 1, 2020, have been excluded from our reported customers.
(4)Customers who have rate plans with monthly recurring charges which are considered insignificant have been excluded from our reported customers.
(5)Customers with postpaid phone rate plans without a phone (e.g., non-phone device) have been reclassified from postpaid phone to postpaid other customers to align with New T-Mobile policy.
(6)Certain Sprint customers subjected to collection activity for an extended period of time have been excluded from our reported customers to align with New T-Mobile policy.
(7)Miscellaneous insignificant adjustments to align with New T-Mobile policy.

(in thousands)	Postpaid Accounts
Reconciliation to beginning accounts
T-Mobile accounts as reported, end of period March 31, 2020	15,244
Sprint accounts, end of period March 31, 2020	11,246
Total combined accounts, end of period March 31, 2020	26,490
Adjustments
Reseller reclassification to wholesale accounts (1)	(1)
EIP reclassification from postpaid to prepaid (2)	(963)
Rate plan threshold (3)	(18)
Collection policy alignment (4)	(76)
Miscellaneous adjustments (5)	(47)
Total Adjustments	(1,105)
Adjusted beginning accounts as of April 1, 2020	25,385
(1)In connection with the closing of the Merger, we refined our definition of wholesale accounts resulting in the reclassification of certain postpaid and prepaid reseller accounts to wholesale accounts.
(2)Prepaid accounts with a customer with a device installment billing plan historically included as Sprint postpaid accounts have been reclassified to prepaid accounts to align with T-Mobile policy.
(3)Accounts with customers who have rate plans with monthly recurring charges which are considered insignificant have been excluded from our reported accounts.
(4)Certain Sprint accounts subjected to collection activity for an extended period of time have been excluded from our reported accounts to align with T-Mobile policy.
(5)Miscellaneous insignificant adjustments to align with T-Mobile policy.

30
T-Mobile US, Inc.
Pro Forma Income Statement Metrics
(Unaudited)

The following tables present certain income statement metrics on a pro forma basis as though the Merger had been completed on January 1, 2019. The unaudited pro forma income statement metrics have been prepared in accordance with Article 11 of Regulation S-X (“Article 11”) which is a different basis than the unaudited pro forma financial information included in Note 2 - Business Combinations in our Annual Report on Form 10-K for the year ended December 31, 2020. The primary difference between the Article 11 pro forma financial information and the ASC 805 pro forma financial information prepared by us is the treatment of certain one-time transaction costs, which are removed from all periods under Article 11 but are recognized as if they had been incurred in their entirety during Q1 2019 under ASC 805. The unaudited pro forma income statement metrics are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or consolidated financial condition would have been had the Merger actually occurred on the date indicated, nor do they purport to project the future consolidated results of operations or consolidated financial condition for any future period or as of any future date. For the purposes of this section, “Combined” means the summation of historically reported standalone GAAP amounts of T-Mobile and Sprint. “Pro forma adjustments” means adjustments to combined metrics to give effect to matters that are directly attributable to the Merger, factually supportable, and expected to have a continuing impact on the results of the combined company. “Pro forma” metrics are those that have been adjusted as required for the presentation of Article 11 pro forma information.

We are presenting the pro forma metrics for the three months ended September 30, 2019, December 31, 2019 and March 31, 2020 to support the reconciliation of our LTM pro forma Adjusted EBITDA and pro forma Core Adjusted EBITDA calculations included in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures of this presentation.

	Three Months Ended
(in millions)	September 30, 2019	December 31, 2019	March 31, 2020
Service revenues
Combined service revenues (1)	$13,856	$14,124	$14,065
Pro forma adjustments (2)	(946)	(916)	(868)
Pro forma service revenues	$12,910	$13,208	$13,197
Equipment revenues (including equipment rentals)
Combined equipment revenues (including equipment rentals) (1)	$4,708	$5,539	$4,569
Pro forma adjustments (2)(3)	(734)	(835)	(693)
Pro forma equipment revenues (including equipment rentals)	$3,974	$4,704	$3,876
Other revenues
Combined other revenues (1)	$292	$295	$283
Pro forma adjustments (4)	67	78	52
Pro forma other revenues	$359	$373	$335
Total Revenues
Combined total revenues (1)	$18,856	$19,958	$18,917
Pro forma adjustments	(1,613)	(1,673)	(1,509)
Pro forma total revenues	$17,243	$18,285	$17,408
Cost of services, exclusive of depreciation and amortization
Combined cost of services, exclusive of depreciation and amortization (1)	$3,508	$3,412	$3,288
Pro forma adjustments (5)	(142)	(115)	(88)
Pro forma cost of services, exclusive of depreciation and amortization	$3,366	$3,297	$3,200
Cost of equipment sales, exclusive of depreciation and amortization
Combined cost of equipment sales, exclusive of depreciation and amortization (1)	$4,063	$5,164	$3,947
Pro forma adjustments (2)(3)	(733)	(823)	(679)
Pro forma cost of equipment sales, exclusive of depreciation and amortization	$3,330	$4,341	$3,268
Selling, general and administrative
Combined selling, general and administrative (1)	$5,434	$5,701	$5,709
Pro forma adjustments (2)(3)(4)	(455)	(673)	(429)
Pro forma selling, general and administrative	$4,979	$5,028	$5,280

31
T-Mobile US, Inc.
Pro Forma Income Statement Metrics (Continued)
(Unaudited)

	Three Months Ended
(in millions)	September 30, 2019	December 31, 2019	March 31, 2020
Depreciation and amortization
Combined depreciation and amortization (1)	$3,882	$4,332	$4,061
Pro forma adjustments (5)	202	(210)	(47)
Pro forma depreciation and amortization	$4,084	$4,122	$4,014
Operating Expenses
Combined operating expenses (1)	$17,148	$18,658	$17,205
Pro forma adjustments	(1,389)	(1,870)	(1,443)
Pro forma operating expenses	$15,759	$16,788	$15,762
Operating Income
Combined operating income (1)	$1,708	$1,300	$1,712
Pro forma adjustments	(224)	197	(66)
Pro forma operating income	$1,484	$1,497	$1,646
Interest expense
Combined interest expense (1)	$(778)	$(771)	$(775)
Pro forma adjustments (6)	(64)	(69)	(60)
Pro forma interest expense	$(842)	$(840)	$(835)
Interest expense to affiliates
Combined interest expense to affiliates (1)	$(100)	$(98)	$(99)
Pro forma adjustments (6)	91	86	104
Pro forma interest expense to affiliates	$(9)	$(12)	$5
Interest income
Combined interest income (1)	$5	$7	$12
Pro forma adjustments (4)	16	18	14
Pro forma interest income	$21	$25	$26
Other income (expense), net
Combined other income (expense), net (1)	$17	$(2)	$(5)
Pro forma adjustments (4)	(16)	(18)	(14)
Pro forma other income (expense), net	$1	$(20)	$(19)

Pro forma income from continuing operations before tax	$655	$650	$823

Income tax (expense) benefit
Combined income tax (expense) benefit (1)	$(261)	$194	$273
Pro forma adjustments (7)	57	(51)	9
Pro forma income tax (expense) benefit	$(204)	$143	$282
Income from continuing operations, net of tax
Combined income from continuing operations, net of tax (1)	$591	$630	$1,118
Pro forma adjustments	(140)	163	(13)
Pro forma income from continuing operations, net of tax	$451	$793	$1,105
Income from discontinued operations, net of tax
Combined income from discontinued operations, net of tax (1)	$—	$—	$—
Pro forma adjustments (2)	393	355	357
Pro forma income from discontinued operations, net of tax	$393	$355	$357
Net income
Combined net income (1)	$591	$630	$1,118
Pro forma adjustments	253	518	344
Pro forma net income	$844	$1,148	$1,462

32
T-Mobile US, Inc.
Pro Forma Income Statement Metrics (Continued)
(Unaudited)

(1) Represents the sum of historically filed T-Mobile and Sprint standalone GAAP reported amounts. Please reference the T-Mobile Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020 and the Current Report on Form 8-K containing Sprint financial results for the year ended March 31, 2020, filed on May 18, 2020.
(2) Significant pro forma adjustments include the removal of the activity of the Prepaid Business which is assumed to have been reclassified to discontinued operations as of January 1, 2019.
(3) Significant pro forma adjustments include adjustments to the timing and recognition of certain revenues and costs to align the historical revenue recognition policies of Sprint with the revenue recognition policies of T-Mobile.
(4) Significant pro forma adjustments include the reclassification among line items of historical Sprint activity to align with T-Mobile’s financial statement presentation.
(5) Significant pro forma adjustments include changes to depreciation and amortization from revalued and newly recognized property, equipment, and intangibles in purchase price accounting.
(6) Significant pro forma adjustments include changes to interest expense resulting from new debt issuances and modifications, as well as additional amortization expense associated with the revaluation of debt in purchase price accounting.
(7) Represents the pro forma tax impact of pro forma adjustments, which have been tax-effected at a blended rate of 26%.

Pro forma Net income is reconciled to Pro forma Adjusted EBITDA and Pro forma Core Adjusted EBITDA as follows:

	Three Months Ended
(in millions)	September 30, 2019	December 31, 2019	March 31, 2020
Pro forma net income	$844	$1,148	$1,462
Adjustments:
Pro forma income from discontinued operations, net of tax	(393)	(355)	(357)
Pro forma income from continuing operations, net of tax	451	793	1,105
Pro forma income tax expense (benefit)	204	(143)	(282)
Pro forma other (income) expense, net	(1)	20	19
Pro forma interest income	(21)	(25)	(26)
Pro forma interest expense to affiliates	9	12	(5)
Pro forma interest expense	842	840	835
Pro forma operating income	1,484	1,497	1,646
Pro forma depreciation and amortization	4,084	4,122	4,014
Pro forma operating income from discontinued operations (1)	531	480	482
Stock-based compensation, as adjusted (2)	117	119	124
Merger-related costs, as adjusted (3)	165	117	136
COVID-19-related costs (4)	—	—	174
Other, net (5)	24	(157)	75
Pro forma Adjusted EBITDA	6,405	6,178	6,651
Less: Pro forma Lease Revenues (6)	1,472	1,445	1,402
Pro forma Core Adjusted EBITDA	$4,933	$4,733	$5,249
(1) Following the Prepaid Transaction, starting on July 1, 2020, we provide MVNO services to customers of the divested brands. We have included the operating income from discontinued operations in our determination of Adjusted EBITDA to reflect EBITDA contributions of the Prepaid Business that were replaced by the MVNO Agreement beginning on July 1, 2020, in order to enable management, analysts and investors to better assess the ongoing operating performance and trends.
(2) Represents the sum of historically filed T-Mobile and Sprint standalone GAAP reported amounts, adjusted for the fair value of certain Sprint share-based compensation and the acceleration of certain executive compensation related to the Merger.
(3) Represents remaining Merger-related costs other than one-time transaction costs directly attributable to the Merger, which have been adjusted out of the pro forma calculations.
(4) Represents the sum of historically filed T-Mobile and Sprint standalone GAAP reported amounts.
(5) Other, net contains the sum of historical T-Mobile adjustments to EBITDA as well as historical Sprint adjustments that are not otherwise included as a named reconciling item.
(6) Represents the sum of historically filed T-Mobile lease revenues and Sprint equipment rentals.

33
Definitions of Terms

Operating and financial measures are utilized by T-Mobile’s management to evaluate its operating performance and, in certain cases, its ability to meet liquidity requirements. Although companies in the wireless industry may not define measures in precisely the same way, T-Mobile believes the measures facilitate key operating performance comparisons with other companies in the wireless industry to provide management, investors and analysts with useful information to assess and evaluate past performance and assist in forecasting future performance.
1.Customer - SIM number with a unique T-Mobile mobile identifier which is associated with an account that generates revenue. Customers generally are qualified either for postpaid service, where they generally pay after incurring service, or prepaid service, where they generally pay in advance.
2.Churn - The number of customers whose service was disconnected as a percentage of the average number of customers during the specified period further divided by the number of months in the period. The number of customers whose service was disconnected is presented net of customers that subsequently have their service restored within a certain period of time.
3.Customers per account - The number of postpaid customers as of the end of the period divided by the number of postpaid accounts as of the end of the period. An account may include postpaid phone, mobile broadband, and DIGITS customers.
4.Average Revenue Per Account (ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.
Service revenues - Postpaid, including handset insurance, prepaid, wholesale and other service revenues.
5.Cost of services - Costs directly attributable to providing wireless service through the operation of T-Mobile’s network, including direct switch and cell site costs, such as rent, network access and transport costs, utilities, maintenance, associated labor costs, long distance costs, regulatory program costs, roaming fees paid to other carriers and data content costs.
Cost of equipment sales - Costs of devices and accessories sold to customers and dealers, device costs to fulfill insurance and warranty claims, write-downs of inventory related to shrinkage and obsolescence, and shipping and handling costs.
Selling, general and administrative expenses - Costs not directly attributable to providing wireless service for the operation of sales, customer care and corporate activities. These include all commissions paid to dealers and retail employees for activations and upgrades, labor and facilities costs associated with retail sales force and administrative space, marketing and promotional costs, customer support and billing, bad debt expense and administrative support activities.
6.Net income margin - Net income margin is calculated as net income divided by service revenues.
7.Adjusted EBITDA and Core Adjusted EBITDA - Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, stock-based compensation and certain expenses not reflective of T-Mobile’s ongoing operating performance, such as Merger-related costs, COVID-19-related costs and Impairment expense. Core Adjusted EBITDA represents Adjusted EBITDA less lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and facilitate comparisons with other wireless communications companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, stock-based compensation, Merger-related costs including network decommissioning costs, incremental costs directly attributable to COVID-19 and impairment expense, as they are not indicative of T-Mobile’s ongoing operating performance, as well as certain other nonrecurring income and expenses. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for income from operations, Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
8.Adjusted EBITDA Margin and Core Adjusted EBITDA Margin - Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by service revenues. Core Adjusted EBITDA margin is calculated as Core Adjusted EBITDA divided by service revenues.
9.Free Cash Flow - Net cash provided by operating activities less cash purchases of property and equipment, including proceeds from sales of tower sites and proceeds related to beneficial interests in securitization transactions and less cash payments for debt prepayment or debt extinguishment costs. Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts to evaluate cash available to pay debt and provide further investment in the business. The reconciliation of Free Cash Flow to net cash provided by operating activities is detailed in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures schedule.
10.Net debt - Short-term debt, short-term debt to affiliates, long-term debt, and long-term debt (excluding tower obligations) to affiliates, short-term financing lease liabilities and financing lease liabilities, less cash and cash equivalents.

34
Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: natural disasters, public health crises, including the COVID-19 pandemic (the “Pandemic”), terrorist attacks or similar incidents; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the Pandemic; competition, industry consolidation and changes in the market condition for wireless services; data loss or other security breaches; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; our inability to take advantage of technological developments on a timely basis; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC (“Shentel”) and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Business”), and the assumption of certain related liabilities (the “Prepaid Transaction”), the complaint and proposed final judgment (the “Consent Decree”) agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into including but not limited to those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative cost incurred in tracking, monitoring and complying with them; our inability to manage the ongoing commercial and transition services arrangements that we entered into with DISH in connection with the Prepaid Transaction, which we completed on July 1, 2020 (collectively, the “Divestiture Transaction”), and known or unknown liabilities arising in connection therewith; the effects of any future acquisition, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; the occurrence of high fraud rates or volumes related to device financing, customer payment cards, third-party dealers, employees, subscriptions, identities or account takeover fraud; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein; adverse changes in the ratings of our debt securities or adverse conditions in the credit markets; the risk of future material weaknesses we may identify while we work to integrate and align policies, principles and practices of the two companies following the Merger (as defined below), or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of existing or future legal proceedings; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; the possibility that we may be unable to renew our spectrum leases on attractive terms or the possible revocation of our existing licenses in the event that we violate applicable laws; interests of our significant stockholders that may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; the volatility of our stock price and our lack of plan to pay cash dividends in the foreseeable future; failure to realize the expected benefits and synergies of the merger (the “Merger”) with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes or in the amounts anticipated; any delay and costs of, or difficulties in, integrating our business and Sprint’s business and operations, and unexpected additional operating costs, customer loss and business disruptions, including challenges in maintaining relationships with employees, customers, suppliers or vendors; unanticipated difficulties, disruption, or significant delays in our long-term strategy to migrate Sprint’s legacy customers onto T-Mobile’s existing billing platforms; and changes to existing or the issuance of new accounting standards by the Financial Accounting Standards Board or other regulatory agencies. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

About T-Mobile US, Inc.

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: http://www.t-mobile.com.